UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 22, 2010
GEOEYE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33015	20-2759725

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21700 Atlantic Blvd. Dulles, VA	20166

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (703) 480-7500
N/A
(Former Name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
      As previously disclosed, on March 22, 2010, GeoEye, Inc. (the “Company”), a Delaware corporation, entered into a stock purchase agreement with Cerberus Satellite LLC, an affiliate of Cerberus Capital Management, L.P. (“Cerberus”) pursuant to which the Company agreed to issue and sell to Cerberus in a private placement 80,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”) under certain conditions. The private placement was completed on September 22, 2010. Gross proceeds to the Company from the private placement were $78 million, which will be used for the development and launch of GeoEye-2, the Company’s next-generation commercial Earth-imaging satellite.
      Under the terms of the Certificate of Designations for the Preferred Stock, the holders may convert the Preferred Stock at any time, in whole or in part, into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a conversion price of $29.76 per share of Common Stock, subject to adjustment and customary anti-dilution adjustments (the “Conversion Price”). In no event shall the Conversion Price fall below $25.55, except for adjustments for stock splits, reverse stock splits and similar events. No conversion of Preferred Stock will be permitted to the extent that (i) Cerberus would individually (or as a member of a group) hold in excess of 19.99% of the Company’s voting power after the proposed conversion or (ii) the aggregate shares of Common Stock underlying the Preferred Stock owned by Cerberus (or as a member of a group) would at such time exceed 19.99% of the Company’s aggregate outstanding Common Stock.
      The Company may, at its option, redeem the Preferred Stock at a price equal to the liquidation amount, plus accrued but unpaid dividends to the redemption date on or after six years from the date on which the Preferred Stock is issued, at such time as (i) the average trading price for the Common Stock is equal to or greater than 175% of the Conversion Price for a period of 30 or more consecutive trading days immediately preceding the call for redemption, and (ii) the Common Stock underlying the Preferred Stock is registered on an effective registration statement. Dividends on the Preferred Stock are payable at the rate of 5% per annum, payable in cash (at the Company’s option, when, as and if declared by the Company) or in addition to the aggregate liquidation preference of the Preferred Stock. The holders of the Preferred Stock will also be entitled to participate on an as-converted basis in any dividends payable on the Common Stock. Holders of the Preferred Stock will vote with the Common Stock on an as-converted basis. However, Cerberus will not be permitted to vote with Preferred Stock to the extent it would result in Cerberus voting more than an equivalent of 19.99% of the Company’s outstanding voting securities. As long as Cerberus either (i) owns at least 50% of the Preferred Stock (or Common Stock issuable upon conversion thereof) or (ii) owns Preferred Stock representing at least 7.5% of the Company’s outstanding voting securities, on a fully converted basis, it will be entitled to appoint one director to the Company's Board of Directors. In addition, as long as Cerberus either (i) owns at least 50% of the Preferred Stock (or Common Stock issuable upon conversion thereof) or (ii) owns Preferred Stock representing at least 5% of the Company’s outstanding voting securities, on a fully converted basis, it will be entitled to appoint one observer to attend all meetings of the Company's Board of Directors. In the event of a change in control of the Company, Cerberus will have the option to cause the Company to redeem its Preferred Stock and receive in cash, the greater of (i) the fair value of the consideration that would have been received had such Preferred Stock been converted to Common Stock immediately prior to consummation of such transaction or (ii) 115.0% of the then-applicable liquidation preference of such Preferred Stock, plus any declared but unpaid dividends.
      The foregoing is a summary of the Certificate of Designation, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations. The terms of the Preferred Stock are set forth in the Certificate of Designations, filed by the Company with the Secretary of State of the State of Delaware on September 22, 2010, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.
      The Company and Cerberus entered into a Registration Rights Agreement dated September 22, 2010, in connection with the transaction, whereby certain holders of the Preferred Stock are entitled to registration rights with respect to the shares of Common Stock, if any, issued upon conversion of the Preferred Stock. The Company has agreed to file a registration statement to register the shares of Common Stock. The Company has agreed to pay all of the fees and expenses related to the filing of the registration statement under the Registration Rights Agreement.

Item 3.02 Unregistered Sales of Equity Securities.
     On September 22, 2010, pursuant to the terms of the stock purchase agreement with Cerberus Satellite LLC, the Company sold 80,000 shares of the Company’s Preferred Stock for gross proceeds to the Company of $78 million. The transaction constituted a private placement under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). For more information about the transaction and the terms of the Preferred Stock, see the information set forth under Item 1.01 and Item 5.03, which is incorporated herein by reference in its entirety.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective as of September 22, 2010, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations of GeoEye, Inc. The Board of Directors of the Company authorized the filing of this certificate as of March 2, 2010 and September 21, 2010 pursuant to the private placement of 80,000 shares of the Company’s Preferred Stock in connection with the transaction. See Item 1.01 above for a description of the terms of the Preferred Stock, which is incorporated herein by reference. The description of the Certificate of Designation is a summary only and is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.
Item 8.01 Other Events.
     On September 22, 2010, the Company issued a press release, attached hereto as Exhibit 99.1 and made part of this report, announcing the private placement of the Preferred Stock.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Title
4.1	Certificate of Designations of GeoEye, Inc.

99.1	Press Release, issued September 22, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2010	GEOEYE, INC.
	By:	/s/ William L. Warren
William L. Warren
Senior Vice President, General Counsel and Secretary